EXHIBIT 5.1

Daniels Daniels & Verdonik, P.A.
1822 NC Highway 54 East, Suite 200
Durham, North Carolina 27713

November 23, 2004

Smart Online, Inc.
Post Office Box 12794
Research Triangle Park, North Carolina 27709-2794

RE:     Smart Online, Inc.  (the “Company”)
            Registration Statement on Form SB-2 No. 333-119385 for
            1,699,933 Shares of Common Stock

To Whom it May Concern:

At  your  request, we have examined the Registration Statement on Form SB-2 filed by Smart Online, Inc., a Delaware corporation  (the  “Company”),  with the Securities and Exchange Commission (the “Commission”)  on or about September 29, 2004, and Amendment No. 1 thereto filed on or about November 23, 2004 (the “Registration  Statement”), in connection with the registration under  the Securities  Act  of  1933,  as amended, of an aggregate of One Million Six Hundred Ninety-Nine Thousand Nine Hundred Thirty-Three (1,699,933) shares (the “Shares”) of  the  Company’s Common Stock, including 281,138 shares issuable at November 1, 2004 upon exercise of warrants (the “Warrant Shares”) and One Million Four Hundred Eighteen Thousand Seven Hundred Ninety-Five (1,418,795) outstanding shares (the “Outstanding Shares”),  all  of which are to be sold or distributed by selling security holders.

In  rendering  this  opinion,  we  have  examined  the  following:

  the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

  the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company’s minute books; and

  the Company’s stock transfer ledger stating the number of the Company’s issued and outstanding shares of capital stock as of November 1, 2004.

In   our  examination  of  documents  for  purposes of this opinion, we have assumed,  and  express  no  opinion  as to, the genuineness of all signatures on original documents, the   authenticity and completeness of all documents submitted to  us  as  originals,  the  conformity  to  originals  and  completeness of all documents  submitted  to  us  as  copies,  the  legal capacity of all persons or entities  executing  the  same other than the Company.   We  have  also  assumed  that the certificates representing the Shares have been,  or  will  be  when  issued, properly signed by authorized officers of the Company  or  their  agents.

Smart Online, Inc.
November 23, 2004

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records and documents referred to above.  We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

This opinion opines upon Delaware law, including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting those laws.

Based upon the foregoing, it is our opinion that:

(1)	The Outstanding Shares to be sold or distributed by the selling security holders pursuant to the Registration Statement, have been validly issued, and are fully paid and non-assessable.

(2)	The Warrant Shares to be sold and distributed by the selling security holders pursuant to the Registration Statement, upon issuance in accordance with the terms of the warrants, will be validly issued, fully paid and non-assessable.

We  consent  to  the  use of this opinion as an exhibit to the Registration Statement  and  further  consent  to  all  references  to  us,  if  any,  in the Registration  Statement and related Prospectus and any amendments thereto.  This opinion speaks only as of  its  date  and  we  assume  no  obligation  to  update  this  opinion should circumstances change after the date hereof.  This opinion is intended solely for use  in  connection  with  the  issuance  and  sale  of  shares  subject  to the Registration  Statement  and  is  not  to  be relied upon for any other purpose.

Very truly  yours,

/s/ Daniels Daniels & Verdonik, P.A.

Daniels Daniels & Verdonik, P.A.